Exhibit 10.1
Amendment No. 2 to Agreement for Marketing Services
     This Amendment No. 2 dated as of May 15, 2009 (this “Amendment”) is to the Agreement for Marketing Services dated January 14, 2008, as amended April 30, 2009 (the “Agreement”) by and between ALPS Distributors, Inc., a Colorado corporation located at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (“ALPS”), and GreenHaven Commodity Services, LLC, a Delaware limited liability company located at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326 (the “Managing Owner”).
     WHEREAS, ALPS and the Managing Owner wish to amend the Agreement in certain respects as more fully set forth below; and
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Effective as of the date of this Amendment, Section 2 (Scope of Services) of the Agreement is replaced in its entirety as follows:
2. Scope of Services. For the performance by ALPS of the Services pursuant to this Agreement, Client agrees to pay ALPS an annual fee, amortized monthly and payable quarterly, based upon the gross management fees paid by the Master Fund to the Client, in accordance with the fee schedule set forth on Exhibit “B” hereto. Such fees shall not exceed $1,768,000.
     2. Effective as of the date of this Amendment, Section 3 (Out of Pocket Expenses) of the Agreement is replaced in its entirety as follows:
3. Out of Pocket Expenses. In addition to the fees that the Client shall pay to ALPS pursuant to Section 2 above, the Client agrees to reimburse ALPS for its reasonable out-of-pocket expenses incurred and advances made by ALPS in performing the Services, including, but specifically not limited to, FINRA advertising fees, registered representative licensing fees, branch inspection costs, postage and any other expenses incurred by ALPS at the specific written request or consent of the Client, up to a total of $18,000 for the two-year period beginning May 15, 2009.
     3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.
     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

GREENHAVEN COMMODITY SERVICES, LLC	ALPS DISTRIBUTORS, INC.

By: /s/ Ashmead F. Pringle, III	By: /s/ Thomas A. Carter

Name: Ashmead F. Pringle, III	Name: Thomas A. Carter
Title: Manager	Title: President